EXHIBIT 99.1

PennantPark Floating Rate Capital Ltd. Announces Financial Results for the Quarter Ended March 31, 2018

NEW YORK, May 10, 2018 (GLOBE NEWSWIRE) -- PennantPark Floating Rate Capital Ltd. (NASDAQ:PFLT) (TASE:PFLT) announced today financial results for the second fiscal quarter ended March 31, 2018.

HIGHLIGHTS
Quarter ended March 31, 2018 ($ in millions, except per share amounts)

Assets and Liabilities:
Investment portfolio (1)	$833.8
PSSL investment portfolio	$221.2
Net assets	$542.0
Net asset value per share	$13.98

Credit Facility	$191.5
2023 Notes	$131.9

Yield on debt investments at quarter-end	8.6%

Operating Results:
Net investment income	$9.4
Net investment income per share	$0.24
Distributions declared per share	$0.285

Portfolio Activity:
Purchases of investments	$138.5
Sales and repayments of investments	$46.6

Number of new portfolio companies invested	6
Number of existing portfolio companies invested	17
Number of ending portfolio companies	86

(1) Includes investments in PennantPark Senior Secured Loan Fund I LLC, or PSSL, an unconsolidated joint venture, totaling $77.3 million, at fair value.

CONFERENCE CALLS

PennantPark Floating Rate Capital Ltd. (“we,” “our,” “us” or “Company”) will host a conference call at 10:00 a.m. (Eastern Time) on Friday, May 11, 2018 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing toll-free (888) 394-8218 approximately 5-10 minutes prior to the call. International callers should dial (323) 701-0225. All callers should reference PennantPark Floating Rate Capital Ltd. An archived replay of the call will be available through May 25, 2018 by calling toll-free (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #8098265.

For our Note holders, the Company will also host an additional conference call on Monday, May 14, 2018 at 8:00 A.M. (Eastern Time) to discuss the financial results for the most recently completed fiscal quarter. All Note holders and other interested parties are welcome to participate. You can access the conference call by dialing toll-free (800) 289-0438 or 1809 212 883 approximately 5-10 minutes prior to the call. International callers should dial (323) 794-2423. All callers should reference PennantPark Floating Rate Capital Ltd. or conference ID #9976988.

PORTFOLIO AND INVESTMENT ACTIVITY

As of March 31, 2018, our portfolio totaled $833.8 million and consisted of $758.5 million of first lien secured debt, $36.1 million of second lien secured debt and $39.2 million of subordinated debt, preferred and common equity (of which $24.1 million was invested in PSSL). Our debt portfolio consisted of 100% variable-rate investments (including 5% where London Interbank Offered Rate, or LIBOR, was below the floor). As of March 31, 2018, we had one company on non-accrual, representing 0.3% and 0.1% of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized appreciation of $5.0 million. Our overall portfolio consisted of 86 companies with an average investment size of $9.7 million, had a weighted average yield on debt investments of 8.6%, and was invested 91% in first lien secured debt (of which 6% was invested in PSSL), 4% in second lien secured debt and 5% in subordinated debt, preferred and common equity (of which 3% was invested in PSSL). As of March 31, 2018, all of the investments held by PSSL were first lien secured debt.

As of September 30, 2017, our portfolio totaled $710.5 million and consisted of $609.7 million of first lien secured debt, $37.8 million of second lien secured debt, $37.5 million of subordinated debt (of which $30.1 million was invested in PSSL) and $25.5 million of preferred and common equity (of which $13.4 million was invested in PSSL). Our debt portfolio consisted of 99% variable-rate investments (including 7% where LIBOR was below the floor) and 1% fixed-rate investments. As of September 30, 2017, we had one company on non-accrual, representing 0.4% and 0.2% of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized appreciation of $2.0 million. Our overall portfolio consisted of 82 companies with an average investment size of $8.7 million, had a weighted average yield on debt investments of 8.0%, and was invested 86% in first lien secured debt, 5% in second lien secured debt, 5% in subordinated debt (of which 4% was invested in PSSL) and 4% in preferred and common equity (of which 2% was invested in PSSL). As of September 30, 2017, all of the investments held by PSSL were first lien secured debt.

For the three months ended March 31, 2018, we invested $138.5 million in six new and 17 existing portfolio companies with a weighted average yield on debt investments of 7.8%. Sales and repayments of investments for the three months ended March 31, 2018 totaled $46.6 million. For the six months ended March 31, 2018, we invested $315.3 million in 17 new and 28 existing portfolio companies with a weighted average yield on debt investments of 7.9%. Sales and repayments of investments for the six months ended March 31, 2018 totaled $195.7 million.

For the three months ended March 31, 2017, we invested $146.3 million in nine new and 10 existing portfolio companies with a weighted average yield on debt investments of 7.8%. Sales and repayments of investments for the three months ended March 31, 2017 totaled $71.5 million. For the six months ended March 31, 2017, we invested $271.1 million in 21 new and 23 existing portfolio companies with a weighted average yield on debt investments of 7.7%. Sales and repayments of investments for the six months ended March 31, 2017 totaled $141.9 million.

“The investments in people and capital into our platform have resulted in a significantly enhanced deal flow, which puts us in a position to be both active and selective. We are pleased with our activity level in the quarter ended March 31, 2018, most of which occurred toward the end of the quarter, as well as our activity level quarter to date,” said Arthur H. Penn, Chairman and CEO. “Our growing portfolio, increases in LIBOR, and the doubling of PSSL should provide a strong tailwind to growing our earnings stream.”

RECENT DEVELOPMENTS

In May 2018, we doubled the financial capacity of PSSL. We and Kemper each increased our respective debt and equity investments in PSSL while continuing to own 87.5% and 12.5%, respectively, of each of the outstanding first lien secured debt and equity interests. Our commitments to fund first lien secured debt to PSSL were increased by $64.3 million and our commitments to fund equity interests in PSSL were increased by $27.6 million. Additionally, PSSL’s credit facility was amended to, among other things, allow for borrowing of up to $420.0 million at any one time outstanding, subject to leverage and borrowing base restrictions.

Through April 30, 2018, we have made investments totaling $62.8 million and PSSL has made investments totaling $43.0 million (of which $12.4 million was purchased from the Company).

On April 5, 2018, our board of directors approved the application of the modified asset coverage requirements set forth in Section 61(a)(2) of the 1940 Act, as amended by the Consolidated Appropriations Act of 2018 (which includes the Small Business Credit Availability Act). As a result, the asset coverage requirements applicable to us for senior securities will be reduced from 200% to 150%, effective as of April 5, 2019, subject to compliance with certain disclosure requirements.

PennantPark Senior Secured Loan Fund I LLC

As of March 31, 2018, PSSL’s portfolio totaled $221.2 million, consisted of 30 companies with an average investment size of $7.4 million and had a weighted average yield on debt investments of 7.6%. As of September 30, 2017, PSSL’s portfolio totaled $100.0 million, consisted of 18 companies with an average investment size of $5.6 million and had a weighted average yield on debt investments of 7.2%.

For the three months ended March 31, 2018, PSSL invested $79.9 million (of which $6.2 million was purchased from the Company) in six new and three existing portfolio companies with a weighted average yield on debt investments of 7.4%. PSSL’s sales and repayments of investments for the three months ended March 31, 2018 totaled $6.9 million. For the six months ended March 31, 2018, PSSL invested $127.7 million in 13 new and three existing portfolio companies with a weighted average yield on debt investments of 7.4%. PSSL’s sales and repayments of investments for the six months ended March 31, 2018 totaled $7.7 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three and six months ended March 31, 2018 and 2017.

Investment Income

Investment income for the three and six months ended March 31, 2018 was $16.5 million and $31.3 million, respectively, and was attributable to $13.2 million and $26.8 million from first lien secured debt and $3.3 million and $4.5 million from second lien secured debt, subordinated debt and preferred and common equity, respectively. This compares to investment income for the three and six months ended March 31, 2017, which was $13.2 million and $25.9 million, respectively, and was attributable to $12.0 million and $23.3 million from first lien senior debt and $1.2 million and $2.6 million from second lien secured debt and subordinated debt, respectively. The increase in investment income compared to the same periods in the prior year was primarily due to the growth of our portfolio.

Expenses

Expenses for the three and six months ended March 31, 2018 totaled $7.1 million and $23.9 million, respectively. Base management fee for the same periods totaled $1.9 million and $3.8 million, incentive fee totaled $0.4 million (including $0.2 million on unrealized gains accrued but not payable) and $0.5 million (including $0.4 million on unrealized gains accrued but not payable), debt related interest and expenses totaled $3.5 million and $17.0 million (including $10.9 million in amendment costs on our multi-currency, senior secured revolving credit facility, or the Credit Facility, and debt issuance costs on our 3.83% Series A notes due 2023, or the 2023 Notes), general and administrative expenses totaled $1.1 million and $2.2 million and provision for taxes totaled $0.2 million and $0.4 million, respectively. This compares to expenses for the three and six months ended March 31, 2017, which totaled $5.2 million and $11.0 million, respectively. Base management fee for the same periods totaled $1.7 million and $3.3 million, incentive fee totaled $0.5 million (including $(0.1) million on unrealized gains accrued but not payable) and $1.9 million (including $0.5 million on unrealized gains accrued but not payable), Credit Facility expenses totaled $2.0 million and $3.8 million, general and administrative expenses totaled $0.9 million and $1.9 million and provision for taxes totaled $0.1 million and $0.1 million, respectively. The increase in expenses compared to the same periods in the prior year was primarily due to the expenses incurred in connection with the Credit Facility amendment and debt issuance costs on the 2023 Notes in the current period, which was partially offset by a reduction in incentive fees.

Net Investment Income

Net investment income totaled $9.4 million and $7.5 million, or $0.24 and $0.20 per share, for the three and six months ended March 31, 2018, respectively. Net investment income totaled $8.0 million and $14.9 million, or $0.27 and $0.53 per share, for the three and six months ended March 31, 2017, respectively. The increase in net investment income for the three months ended March 31, 2018 compared to the same period in the prior year was primarily due to the growth of our portfolio, partially offset by higher recurring debt related interest and expense. The decrease in net investment income for the six months ended March 31, 2018 compared to the same period in the prior year was primarily due to the expenses incurred in connection with the Credit Facility amendment and debt issuance costs on the 2023 Notes in the current period.

Net Realized Gains or Losses

Sales and repayments of investments for the three and six months ended March 31, 2018 totaled $46.6 million and $195.7 million, respectively, and net realized gains (losses) totaled $1.5 million and $(1.3) million, respectively. Sales and repayments of investments for the three and six months ended March 31, 2017 totaled $71.5 million and $141.9 million, respectively, and net realized gains totaled $2.0 million and $2.5 million, respectively. The change in realized gains/losses was primarily due to changes in the market conditions of our investments and the values at which they were realized.

Unrealized Appreciation or Depreciation on Investments, the Credit Facility and the 2023 Notes

For the three and six months ended March 31, 2018, we reported net change in unrealized (depreciation) appreciation on investments of $(0.6) million and $2.9 million, respectively. For the three and six months ended March 31, 2017, we reported net change in unrealized depreciation on investments of $2.7 million and $0.2 million, respectively. As of March 31, 2018 and September 30, 2017, our net unrealized appreciation on investments totaled $5.0 million and $2.0 million, respectively. The net change in unrealized appreciation/depreciation on our investments compared to the same periods in the prior year was primarily due to changes in the capital market conditions, the financial performance of certain portfolio companies and the reversal of unrealized appreciation/depreciation on investments that were realized.

For the three and six months ended March 31, 2018, our Credit Facility and the 2023 Notes had a net change in unrealized depreciation of $5.3 million and $8.4 million, respectively. For the three and six months ended March 31, 2017, our Credit Facility had a net change in unrealized depreciation (appreciation) of less than $0.1 million and $(1.0) million, respectively. As of March 31, 2018 and September 30, 2017, our net unrealized depreciation (appreciation) on the Credit Facility and the 2023 Notes totaled $5.4 million and $(3.1) million, respectively. The net change in unrealized depreciation compared to the same periods in the prior year was primarily due to changes in the capital markets.

Net Change in Net Assets Resulting from Operations

Net change in net assets resulting from operations totaled $15.6 million and $17.5 million, or $0.40 and $0.46 per share, respectively, for the three and six months ended March 31, 2018. This compares to a net change in net assets resulting from operations of $7.3 million and $16.1 million, or $0.25 and $0.57 per share, respectively, for the three and six months ended March 31, 2017. The increase in the net change in net assets from operations compared to the same periods in the prior year was primarily due to the growth of our portfolio, partially offset by the expenses incurred in connection with the Credit Facility amendment and debt issuance costs on the 2023 Notes in the current period.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from proceeds of securities offerings, debt capital and cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our debt capital, proceeds from the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

The annualized weighted average cost of debt for the six months ended March 31, 2018 and 2017, inclusive of the fee on the undrawn commitment of 0.375% on the Credit Facility, amendment costs and debt issuance costs, was 7.40% and 2.91%, respectively (excluding amendment and debt issuance costs, amounts are 3.91% and 2.91%, respectively).

As of March 31, 2018 and September 30, 2017, we had $190.2 million and $253.8 million of outstanding borrowings under the Credit Facility, respectively. The Credit Facility had a weighted average interest rate of 3.79% and 3.18%, exclusive of the fee on undrawn commitments as of March 31, 2018 and September 30, 2017, respectively. As of March 31, 2018 and September 30, 2017, we had $214.8 million and $121.2 million of unused borrowing capacity under our Credit Facility, respectively, subject to the regulatory restrictions.

As of March 31, 2018 and September 30, 2017, we had cash equivalents of $48.4 million and $18.9 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to take advantage of market opportunities.

Our operating activities used cash of $111.7 million for the six months ended March 31, 2018, and our financing activities provided cash of $142.1 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities provided cash primarily from a follow-on equity offering and the issuance of the 2023 Notes, partially offset by net repayments under the Credit Facility.

Our operating activities used cash of $116.7 million for the six months ended March 31, 2017, and our financing activities provided cash of $131.7 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities provided cash primarily from a follow-on equity offering and net borrowings under the Credit Facility.

DISTRIBUTIONS

During the three and six months ended March 31, 2018, we declared distributions of $0.285 and $0.570 per share, respectively, for total distributions of $11.0 million and $21.5 million, respectively. For the same periods in the prior year, we declared distributions of $0.285 and $0.570 per share, respectively, for total distributions of $8.7 million and $16.3 million, respectively. We monitor available net investment income to determine if a return of capital for taxation purposes may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, stockholders will be notified of the portion of those distributions deemed to be a tax return of capital. Tax characteristics of all distributions will be reported to stockholders subject to information reporting on Form 1099-DIV after the end of each calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-Q filed with the SEC and stockholders may find the report on its website at www.pennantpark.com.

PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	March 31, 2018	September 30, 2017
	(unaudited)
Assets
Investments at fair value
Non-controlled, non-affiliated investments (cost—$752,786,913 and $665,514,821, respectively)	$756,508,349	$666,973,639
Controlled, affiliated investments (cost—$76,000,000 and $43,000,000, respectively)	77,278,843	43,525,143
Total of investments (cost—$828,786,913 and $708,514,821, respectively)	833,787,192	710,498,782
Cash and cash equivalents (cost—$48,414,852 and $18,847,673, respectively)	48,407,896	18,910,756
Interest receivable	2,726,987	2,520,506
Receivable for investments sold	1,062,342	14,185,850
Prepaid expenses and other assets	718,042	1,229,505
Total assets	886,702,459	747,345,399
Liabilities
Distributions payable	3,683,347	3,085,607
Payable for investments purchased	9,826,176	21,730,512
Credit Facility payable (cost—$190,173,311 and $253,783,301, respectively)	191,522,414	256,858,457
2023 Notes payable (cost—$138,579,858 and zero, respectively)	131,872,593	—
Interest payable on debt	2,610,482	693,787
Base management fee payable	1,929,703	1,784,806
Performance-based incentive fee payable	2,947,562	5,061,217
Accrued other expenses	350,212	224,739
Total liabilities	344,742,489	289,439,125
Commitments and contingencies	—	—
Net assets
Common stock, 38,772,074 and 32,480,074 shares issued and outstanding, respectively Par value $0.001 per share and 100,000,000 shares authorized	38,772	32,480
Paid-in capital in excess of par value	539,462,336	451,448,872
(Distributions in excess of) undistributed net investment income	(10,850,935)	3,163,645
Accumulated net realized gain on investments	2,965,895	4,289,389
Net unrealized appreciation on investments	4,985,740	2,047,044
Net unrealized depreciation (appreciation) on debt	5,358,162	(3,075,156)
Total net assets	$541,959,970	$457,906,274
Total liabilities and net assets	$886,702,459	$747,345,399
Net asset value per share	$13.98	$14.10

PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2018	2017	2018	2017
Investment income:
From non-controlled, non-affiliated investments:
Interest	$14,639,839	$12,917,094	$28,507,259	$24,868,929
Other income	262,878	303,804	696,058	983,237
From controlled, affiliated investments:
Interest	898,103	—	1,433,863	—
Dividend	700,000	—	700,000	—
Total investment income	16,500,820	13,220,898	31,337,180	25,852,166
Expenses:
Base management fee	1,929,703	1,731,417	3,751,766	3,327,144
Performance-based incentive fee	375,101	453,666	523,111	1,923,035
Interest and expenses on debt	3,477,374	1,998,347	6,095,682	3,799,072
Administrative services expenses	500,000	561,250	1,000,000	1,122,500
Other general and administrative expenses	618,750	357,500	1,237,501	715,000
Expenses before amendment costs, debt issuance costs and provision for taxes	6,900,928	5,102,180	12,608,060	10,886,751
Credit Facility amendment costs and debt issuance costs	—	—	10,869,098	—
Provision for taxes	200,000	90,000	400,000	115,000
Total expenses	7,100,928	5,192,180	23,877,158	11,001,751
Net investment income	9,399,892	8,028,718	7,460,022	14,850,415
Realized and unrealized gain (loss) on investments and debt:
Net realized gain (loss) on investments	1,463,057	1,960,610	(1,323,494)	2,510,011
Net change in unrealized appreciation (depreciation) on:
Non-controlled, non-affiliated investments	(1,013,160)	(2,744,991)	2,184,996	(198,966)
Controlled, affiliated investments	435,258	—	753,700	—
Debt depreciation (appreciation)	5,304,713	38,808	8,433,318	(1,029,406)
Net change in unrealized appreciation (depreciation) on investments and debt	4,726,811	(2,706,183)	11,372,014	(1,228,372)
Net realized and unrealized gain (loss) from investments and debt	6,189,868	(745,573)	10,048,520	1,281,639
Net increase in net assets resulting from operations	$15,589,760	$7,283,145	$17,508,542	$16,132,054
Net increase in net assets resulting from operations per common share	$0.40	$0.25	$0.46	$0.57
Net investment income per common share	$0.24	$0.27	$0.20	$0.53

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.

PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market companies in the form of floating rate senior secured loans, including first lien secured debt, second lien secured debt and subordinated debt. From time to time, the Company may also invest in equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results, and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “seeks,” “plans,” “estimates” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

CONTACT:
Aviv Efrat
PennantPark Floating Rate Capital Ltd.
Reception: (212) 905-1000
www.pennantpark.com